CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan of Keystone Financial, Inc. of our report dated January 29, 1999, with respect to the consolidated financial statements of Keystone Financial, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

March 29, 1999